1235 Water Street
East Greenville, PA 18041
Tel 215 679-7991
Press Release
Knoll Reports Second Quarter Results
EAST GREENVILLE, PA, July 27, 2017 -- Knoll, Inc. (NYSE: KNL), a leading designer and manufacturer of furnishings, textiles and fine leathers for the workplace and home, today announced results for the second quarter ended June 30, 2017. Net sales were $268.7 million for the second quarter of 2017, a decrease of 8.8%, from the second quarter of 2016. Operating profit was $22.2 million for the second quarter of 2017, a decrease of 33.6%, from the second quarter of 2016. Adjusted operating profit for the second quarter of 2017 was $24.4 million, a decrease of 27.2%, from the second quarter of 2016. Net income for the second quarter of 2017 was $12.9 million, a decrease of 40.3%, when compared to the second quarter of 2016. Adjusted net income for the second quarter of 2017 was $14.3 million, a decrease of 33.8%, when compared to the second quarter of 2016. Diluted earnings per share was $0.26 and $0.44 for the second quarter of 2017 and 2016, respectively. Adjusted diluted earnings per share was $0.29 and $0.44 for the second quarter of 2017 and 2016, respectively.
"In many ways, the second quarter was a continuation of the challenging conditions we saw earlier in the year as Office shipments declined year-over-year and lagged the growth we experienced in our residential businesses. However, I believe we are getting closer to a tipping point where the initiatives we've taken over the past year to increase our market penetration and Office sales will start to outweigh the various forces that have been holding us back," commented Knoll President and CEO, Andrew Cogan.
Second Quarter Results
Second quarter 2017 financial results highlights are as follows:

Dollars in Millions, Except Per Share Data	Three Months Ended June 30,		Percent
	2017	2016	Change
Net Sales	$268.7	$294.7	(8.8)%
Gross Profit	100.0	114.1	(12.4)%
Gross Profit %	37.2%	38.7%	(3.9)%
Operating Expenses	77.7	80.6	(3.6)%
Restructuring Charges	2.2	—	100.0%
Adjusted Operating Expenses (1)	75.5	80.6	(6.3)%
Operating Profit	22.2	33.5	(33.6)%
Operating Profit %	8.3%	11.4%	(27.2)%
Adjusted Operating Profit (1)	24.4	33.5	(27.2)%
Adjusted Operating Profit % (1)	9.1%	11.4%	(20.2)%
Net Income Attributable to Knoll, Inc. Stockholders	12.9	21.6	(40.3)%
Adjusted Net Income Attributable to Knoll, Inc. Stockholders (1)	14.3	21.6	(33.8)%
Diluted Earnings Per Share	$0.26	$0.44	(40.9)%
Adjusted Diluted Earnings Per Share (1)	$0.29	$0.44	(34.1)%

(1)	See Reconciliation of Non-GAAP Financial Measures below.

Net sales were $268.7 million for the second quarter of 2017, a decrease of 8.8%, from the second quarter of 2016. Net sales for the Office segment were $153.0 million during the second quarter of 2017, a decrease of 14.6%, when compared with the second quarter of 2016. The decrease in the Office segment was due to a combination of lower government sales and fewer large commercial projects. Net sales for the Studio segment were $88.0 million during the second quarter of 2017, a decrease of 0.7%, when compared with the second quarter of 2016. Double digit growth at Holly Hunt and the incremental sales from DatesWeiser were offset by the decreases in contract shipments at both KnollStudio and Europe. Net sales for the Coverings segment were $27.6 million during the second quarter of 2017, an increase of 3.1%, when compared with the second quarter of 2016. The increase in Coverings was driven primarily by higher volume in the Spinneybeck | FilzFelt business.
Gross profit for the second quarter of 2017 was $100.0 million, a decrease of $14.1 million, or 12.4%, when compared with the second quarter of 2016. During the second quarter of 2017, gross margin decreased to 37.2% from 38.7% in the second quarter of 2016. This decrease was driven primarily by the Office segment where lower volume had an unfavorable impact on fixed-cost leverage, partially offset by net price realization.
Total operating expenses were $77.7 million for the second quarter of 2017, or 28.9% of net sales, compared to $80.6 million, or 27.3% of net sales, for the second quarter of 2016. Operating expenses in the second quarter includes $2.2 million of restructuring charges related to headcount rationalization and modernization of equipment in the Office segment. Excluding restructuring charges, adjusted operating expenses were $75.5 million for the second quarter of 2017, compared to $80.6 million for the second quarter of 2016. The decrease was due primarily to lower incentive accruals from decreased profitability as well as lower sales commissions as a result of a reduction in volume in the Office segment.
The tax rate for the second quarter of 2017 was 35.7%, up from 32.3% in the second quarter of 2016. The increase in the tax rate was due primarily to a favorable income tax examination ruling received from a non-U.S. income tax jurisdiction during the second quarter of 2016. The tax rate was also affected by the mix of pretax income and the varying effective tax rates in the countries and states in which we operate.
Capital expenditures for the second quarter of 2017 totaled $10.1 million compared to $8.0 million in the second quarter of 2016. During the second quarter of 2017, the Company paid a quarterly dividend of $7.3 million, or $0.15 per share, compared to a quarterly dividend of $7.2 million, or $0.15 per share, in the second quarter of 2016.

Business Segment Results
The Company manages its business through its reportable segments: Office, Studio, and Coverings. All unallocated expenses are included within Corporate.
The Office segment includes a complete range of workplace products that address diverse workplace planning paradigms. These products include: systems furniture, seating, storage, tables, desks and KnollExtra® accessories as well as the international sales of our North American Office products.
The Studio segment includes KnollStudio®, HOLLY HUNT®, Knoll Europe and DatesWeiser. KnollStudio products, include iconic seating, lounge furniture, side, cafe and dining chairs as well as conference, training and dining and occasional tables. HOLLY HUNT® is known for high quality residential furniture, lighting, rugs, textiles and leathers. In 2016, HOLLY HUNT® acquired Vladimir Kagan Design Group, a renowned collection of modern luxury furnishings. Knoll Europe, which distributes both KnollStudio and Knoll Office products, manufactures and sells products to customers primarily in Europe. DatesWeiser, known for its sophisticated meeting and conference tables and credenzas, sets a standard for design, quality and technology integration.
The Coverings segment includes KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather. These businesses provide a wide range of customers with high-quality fabrics, felt, leather and related architectural products.
In 2016, the Company revised its segment presentation to segregate Corporate costs. The Company believes this facilitates improved communication as we report segment results and better aligns with how we view and operate the Company. Corporate costs represent the portion of unallocated expenses relating to shared services and general corporate functions including, but not limited to, legal expenses, acquisition expenses, certain finance, human resources, administrative and executive expenses and other expenses that are not directly attributable to an operating segment. Dedicated, direct selling, general and administrative expenses of the segments continue to be included within segment operating profit. Management regularly reviews the costs included in the Corporate function, and believes disclosing such information provides more visibility and transparency of how the chief operating decision maker reviews the results for the Company.
The tables below present the Company’s segment information with Corporate costs excluded from operating segment results. Prior year amounts have been recast to conform to the current presentation (in thousands):

	Three Months Ended June 30,
Net Sales (in thousands)	2017	2016
Office	$153,042	$179,270
Studio	88,039	88,650
Coverings	27,613	26,780
Total Net Sales	$268,694	$294,700

	Three Months Ended June 30,
Operating Profit (in thousands)	2017	2016
Office	$4,395	$15,794
Studio	14,919	15,627
Coverings	6,194	6,458
Corporate	(3,278)	(4,405)
Total Operating Profit	$22,230	$33,474

Reconciliation of Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.
The non-GAAP financial measures presented within the company's earnings release are Adjusted Operating Expense, Adjusted Operating Profit, Adjusted Operating Profit Margin, Adjusted Net Income and Adjusted Earnings Per Share - Diluted. These non-GAAP measures are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using non-GAAP measures only as supplemental presentations.
The following table reconciles Adjusted Operating Expenses to GAAP Operating Expenses for the periods indicated (in thousands).

	Three Months Ended June 30,
	2017	2016
Operating Expenses	$77,728	$80,590
Less:
Restructuring charges	2,150	—
Adjusted Operating Expenses	$75,578	$80,590
The following table reconciles Adjusted Operating Profit and Adjusted Operating Profit Margin to GAAP Operating Profit and GAAP Operating Profit Margin for the periods indicated (in thousands).

	Three Months Ended June 30,
	2017	2016
Operating Profit	$22,230	$33,474
Add back:
Restructuring charges	2,150	—
Adjusted Operating Profit	$24,380	$33,474
Net Sales	$268,694	$294,700
Operating Profit %	8.3%	11.4%
Adjusted Operating Profit %	9.1%	11.4%

The following table reconciles Adjusted Net Income Attributable to Knoll, Inc. Stockholders to GAAP Net Income Attributable to Knoll, Inc. Stockholders for the periods indicated (in thousands).

	Three Months Ended June 30,
	2017	2016
Net Income Attributable to Knoll, Inc. Stockholders	$12,938	$21,635
Add back:
Restructuring charges (1)	1,382	—
Adjusted Net Income Attributable to Knoll, Inc. Stockholders	$14,320	$21,635
(1) Tax effected
The following table reconciles Adjusted Diluted Earnings Per Share to GAAP Diluted Earnings Per Share for the periods indicated.

	Three Months Ended June 30,
	2017	2016
Diluted Earnings per Share	$0.26	0.44
Add back:
Restructuring charges	0.03	—
Adjusted Diluted Earnings per Share	$0.29	$0.44

Cautionary Statement Regarding Forward-Looking Information
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals, and our expectations with respect to leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign exchange rates, transportation costs, demand for high quality, well designed furniture solutions, changes in the competitive marketplace, changes in trends in the market for furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, our success in designing and implementing our new enterprise resource planning system, our ability to successfully integrate acquired businesses, and other risks identified in Knoll's Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission, as well as other cautionary statements that are made from time-to-time in Knoll's public communications. Many of these factors are outside of Knoll's control.

Contacts
Investors:
Andrew B. Cogan
President and Chief Executive Officer
Tel 212 343-4010
acogan@knoll.com
Media:
David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

Conference Call Information
Knoll will host a conference call on Friday, July 28, 2017 at 10:00 A.M. ET to discuss its financial results.
The call will include slides; participants are encouraged to listen to and view the presentation via webcast at http://www.knoll.com; go to “Discover Knoll” and click on “Investor Relations.”
The conference call may also be accessed by dialing:
North America     (844) 778-4138
International     (661) 378-9550
Passcode      554 88742
A replay of the webcast can be viewed by visiting the Investor Relations section of the Knoll corporate website. In addition, an audio replay of the conference call will be available through August 4, 2017 by dialing (855) 859-2056. International replay: (404) 537-3406 (Passcode: 554 88742).

About Knoll
Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients to create inspired modern interiors. Our internationally recognized portfolio includes furniture, textiles, leathers, accessories, and architectural and acoustical elements brands. These brands - Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, and DatesWeiser - reflect our commitment to modern design that meets the diverse requirements of high performance workplaces and luxury interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program.

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net sales	$268,694	$294,700	$525,514	$579,329
Cost of sales	168,736	180,636	329,882	357,501
Gross profit	99,958	114,064	195,632	221,828
Selling, general, and administrative expenses	75,578	80,590	148,218	156,505
Restructuring charges	2,150	—	2,150	—
Operating profit	22,230	33,474	45,264	65,323
Interest expense	1,859	1,307	3,530	2,861
Other expense, net	229	185	436	2,789
Income before income tax expense	20,142	31,982	41,298	59,673
Income tax expense	7,182	10,341	12,946	20,621
Net earnings	12,960	21,641	28,352	39,052
Net earnings attributable to noncontrolling interests	22	6	14	17
Net earnings attributable to Knoll, Inc. stockholders	$12,938	$21,635	$28,338	$39,035

Earnings per share attributable to Knoll, Inc. stockholders:
Basic	$0.27	$0.45	$0.59	$0.81
Diluted	$0.26	$0.44	$0.57	$0.80

Weighted-average shares outstanding:
Basic	48,464,605	48,018,733	48,375,241	47,961,661
Diluted	49,376,506	48,832,874	49,294,525	48,713,633

KNOLL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,924	$9,854
Customer receivables, net	77,762	84,425
Inventories, net	150,076	142,072
Prepaid and other current assets	42,758	40,457
Total current assets	276,520	276,808
Property, plant, and equipment, net	204,693	197,084
Goodwill and intangible assets, net	381,985	383,261
Other non-current assets	1,450	1,460
Total assets	$864,648	$858,613
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$10,000	$10,000
Accounts payable	99,885	97,518
Other current liabilities	94,987	114,855
Total current liabilities	204,872	222,373
Long-term debt	223,716	208,383
Other non-current liabilities	115,734	118,388
Total liabilities	544,322	549,144
Total equity	320,326	309,469
Total liabilities and equity	$864,648	$858,613

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016

Net earnings	$28,352	$39,052
Cash provided by operating activities	32,238	46,339
Cash used in investing activities	(20,756)	(15,057)
Cash used in financing activities	(16,748)	(33,510)
Effect of exchange rate changes on cash and cash equivalents	1,336	1,584
Decrease in cash and cash equivalents	(3,930)	(644)
Cash and cash equivalents at beginning of period	9,854	4,192
Cash and cash equivalents at end of period	$5,924	$3,548